                                                                     EXHIBIT 4.1

          AMENDMENT, dated as of April 16, 2002 (this "Amendment"), to the Amended and Restated Purchase Agreement, dated as of January 30, 2002 (the "Amended and Restated Purchase Agreement"), by and among McLeodUSA Incorporated and Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., Forstmann Little & Co. Equity Partnership-V, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.

          WHEREAS, the parties hereto desire to amend the Amended and Restated Purchase Agreement as provided herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Amended and Restated Purchase Agreement.

          2.   AMENDMENTS TO AMENDED AND RESTATED PURCHASE AGREEMENT.

               2.1. Section 4.5(a) of the Amended and Restated Purchase Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

     "In the event that the holders of the Preferred Stock shall beneficially own less than 10% of the shares of Class A Common Stock beneficially owned by them immediately following the Closing (calculated as set forth in the Certificate of Designation) but shall beneficially own at least one share of Class A Common Stock, then the holders of the Preferred Stock shall be entitled to designate two "Board Observers" (as defined in Section 3(b) of the Certificate of Designation). In the event that the holders of the Preferred Stock shall become entitled to designate any Board Observer, whether pursuant to Section 3(b) of the Certificate of Designation or pursuant to this Section 4.5, such Board Observer shall have the rights set forth in Sections (d) through (f) of this Section 4.5."

               2.2. Section 4.10(c) of the Amended and Restated Purchase Agreement is hereby amended by deleting clause (ii) thereof and replacing it with the following:

     "at least three members of the Board of Directors are officers of the Corporation selected by the Board of Directors; provided that each such officer shall hold one or more of the following titles: Chairperson; Chief Executive Officer; President; Chief Operating Officer or Chief Financial Officer (such three officers, the "Officers")."

               2.3. Section 4.17 of the Amended and Restated Purchase Agreement is hereby amended by deleting clauses (ii), (iii) and (iv) thereof and replacing them with the following: "and (ii) the Officers."

          3. EFFECTIVENESS OF AMENDED AND RESTATED PURCHASE AGREEMENT. Except as expressly modified herein, all terms and provisions of the Amended and Restated Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

          4. MODIFICATION. No change, modification or waiver of any provision of this Amendment shall be valid unless the same is in writing and signed by each of the parties hereto.

          5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

          6. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Amendment are inserted for reference only and shall not control or otherwise affect the meaning hereof.

          7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

                                     McLEODUSA INCORPORATED


                                     By:    /s/ Chris Davis
                                            ---------------
                                            Name:  Chris Davis
                                            Title: Chief Financial Officer

                                     FORSTMANN LITTLE & CO. EQUITY
                                     PARTNERSHIP-VII, L.P.

                                     By:  FLC XXXII Partnership, L.P.
                                          its general partner

                                          By: /s/ Thomas H. Lister
                                              --------------------
                                            Thomas H. Lister,
                                              a general partner


                                     FORSTMANN LITTLE & CO. SUBORDINATED DEBT
                                     AND EQUITY MANAGEMENT BUYOUT
                                     PARTNERSHIP-VIII, L.P.

                                     By:  FLC XXXIII Partnership, L.P.
                                          its general partner

                                          By: /s/ Thomas H. Lister
                                             ---------------------
                                              Thomas H. Lister,
                                              a general partner

                                     FORSTMANN LITTLE & CO. EQUITY
                                     PARTNERSHIP-V, L.P.

                                     By:  FLC XXX Partnership, L.P.
                                          its general partner

                                          By: /s/ Thomas H. Lister
                                             ---------------------
                                              Thomas H. Lister,
                                              a general partner


                                     FORSTMANN LITTLE & CO. SUBORDINATED DEBT
                                     AND EQUITY MANAGEMENT BUYOUT
                                     PARTNERSHIP-VI, L.P.

                                     By:  FLC XXIX Partnership, L.P.
                                          ts general partner

                                          By /s/ Thomas H. Lister
                                            ---------------------
                                             Thomas H. Lister,
                                             a general partner


                                     FORSTMANN LITTLE & CO. SUBORDINATED DEBT
                                     AND EQUITY MANAGEMENT BUYOUT
                                     PARTNERSHIP-VII, L.P.

                                     By:  FLC XXXIII Partnership, L.P.
                                          its general partner

                                          By: /s/ Thomas H. Lister
                                             ----------------------
                                              Thomas H. Lister,
                                              a general partner